Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION ANNOUNCES

RECORD 2022 FOURTH QUARTER AND RECORD FULL YEAR EARNINGS

Charlottesville, VA – January 31, 2023 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported record quarterly net income of $7.1 million, or $1.32 per diluted share, for the quarter ended December 31, 2022, which represents a 35% increase over net income of $5.2 million, or $0.98 per diluted share, recognized for the quarter ended December 31, 2021. For the twelve months ended December 31, 2022, record net income of $23.4 million, or $4.38 per diluted share, was recognized, compared to $10.1 million, or $2.14 per diluted share, for the twelve months ended December 31, 2021. Note that pre-tax merger and merger-related expenses of $7.4 million were incurred in the year-to-date period ended December 31, 2021, in connection with the April 1, 2021 mergers of Fauquier Bankshares, Inc. (“Fauquier”) and The Fauquier Bank ("TFB") with and into the Company and Virginia National Bank (the "Bank"), respectively.

“We are proud to post record results for the fourth quarter and calendar year of 2022,” commented President and Chief Executive Officer, Glenn W. Rust. “Our earn back period for the 2021 merger with Fauquier was less than two years and we continue to reap the benefits of an effectively managed overhead cost structure. We posted a return on average assets of 1.30% for 2022 and we continue to maintain a strong credit discipline.”

Fourth Quarter 2022 Highlights

•
Return on average assets ("ROAA") for the three months ended December 31, 2022 increased to 1.65% compared to 1.06% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended December 31, 2022 improved to 22.23% compared to 12.86% realized in same period in the prior year.
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure)1 was 51.7% for the three months ended December 31, 2022, an improvement over 57.7% for the same period in the prior year.
•
The Company did not incur any merger or merger-related expenses in 2022, compared to $7.4 million incurred during 2021.
•
The Company is realizing significant savings in salaries and employee benefits, data processing and professional fees associated with the merger. Full-time equivalent employee headcount was 215 as of April 1, 2021, the effective date of the merger, and is down to 157 as of December 31, 2022. In addition, the Company closed two branches in the fourth quarter of 2022, reducing future operating costs.
•
During the fourth quarter of 2022, the Company sold its interest in Sturman Wealth Advisors, resulting in a gain on sale of the line of business of $404 thousand. All goodwill and unamortized intangible assets associated with the 2016 purchase of this business line have been eliminated from the Company's balance sheet.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.08% as of December 31, 2022, compared to 0.10% as of December 31, 2021. Nonperforming assets have been reduced to $1.4 million as of December 31, 2022, compared to $1.9 million as of December 31, 2021, and the Company currently holds no other real estate owned.

__________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality (continued)

•
Four loans to three borrowers are in non-accrual status, totaling $673 thousand, as of December 31, 2022, compared to $495 thousand as of December 31, 2021. Loans acquired from TFB ("acquired loans") that otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.
•
Loans 90 days or more past due and still accruing interest amounted to $705 thousand as of December 31, 2022, compared to $800 thousand as of December 31, 2021. The portfolio includes three non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $59 thousand. Acquired loans that are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.59% as of December 31, 2022 and 0.56% as of December 31, 2021. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021 with a remaining balance of $15.9 million as of December 31, 2022. The ALLL as a percentage of gross loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.90% as of December 31, 2022 and 0.95% as of December 31, 2021. The total of the ALLL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 2.29% as of December 31, 2022 and 2.30% as of December 31, 2021.
•
A provision for loan losses of $136 thousand was recognized during the three months ended December 31, 2022, compared to $537 thousand recognized in the three months ended December 31, 2021.
•
Gross loans outstanding at December 31, 2022 totaled $936.4 million, a decrease of $124.8 million, or 12%, compared to December 31, 2021. Loans originated and funded during 2022 were offset by: 1) paydowns of legacy organic loans due mainly to business sales, property sales and participation fluctuations, 2) workouts and paydowns of loans, the majority of which originated from legacy Fauquier, and 3) the forgiveness of Small Business Administration Paycheck Protection Program loans.

Net Interest Income

•
Net interest income for the three months ended December 31, 2022 of $15.4 million increased $3.0 million, or 24%, compared to the three months ended December 31, 2021, due primarily to the increase in average balances of securities, positively impacting net interest income through rate and volume, offset by the reduction in average balances of loans.
•
The fair value accretion on acquired loans positively impacted net interest income by 21 basis points (“bps”) during the current quarter.
•
The overall cost of funds, including noninterest deposits, of 23 bps incurred in the three months ended December 31, 2022 increased 8 bps from 22 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 30 bps to 32 bps. Average balances in noninterest-bearing deposits remained relatively flat period over period.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 91% of total deposits at December 31, 2022 and 2021.

Noninterest Income

Noninterest income for the three months ended December 31, 2022 decreased $100 thousand, or 3%, compared to the three months ended December 31, 2021, primarily due to the decline in wealth management fees, due to an anticipated reduction in the number of accounts served by the Trust & Estate segment and the decline in performance fees collected by Masonry Capital Management. In the fourth quarter of 2022, the Company received a $267 thousand recovery of unearned premiums related to the loss of insurance on the student loan portfolio, bringing the total recovered life-to-date to over $1 million. The Company also closed on the sale of Sturman Wealth Advisors, as noted above, in the current period.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2022 increased $592 thousand, or 7%, compared to the three months ended December 31, 2021, due to combination of several variances, including an increase in losses due to fraud and an impairment charge on an asset held for sale, offset by reduced plastics expense as a result of changing vendors and lower salaries and employee benefits as a result of efficiencies gained from the merger. In addition, the fourth quarter of 2021 noninterest expense included a favorable adjustment to merger and merger-related expenses after receiving a refund from a third-party vendor for system implementation credits and adjusting merger-related accrued bonuses.

Book Value

Book value per share was $25.05 as of December 31, 2022 and $30.50 as of December 31, 2021, and tangible book value per share (a non-GAAP financial measure)1 was $22.36 as of December 31, 2022 compared to $27.36 as of December 31, 2021. These values declined due to the increase in unrealized losses on the investment portfolio period over period.

Income Taxes

The effective tax rate for the twelve months ended December 31, 2022 amounted to 17.9% compared to 15.5% for the twelve months ended December 31, 2021, which are both lower than the statutory rate due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and bank owned life insurance policies. The 2021 effective tax rate was also impacted by the non-deductibility of certain merger-related expenses for tax purposes.

Dividends

Cash dividends of $1.6 million, or $0.30 per share, were declared during the current quarter, and $6.4 million, or $1.20 per share, were declared during the current year.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31, 2022	December 31, 2021*
	(Unaudited)
ASSETS
Cash and due from banks	$20,993	$20,345
Interest-bearing deposits in other banks	19,098	336,032
Federal funds sold	45	152,463
Securities:
Available for sale, at fair value	538,186	303,817
Restricted securities, at cost	5,137	4,950
Total securities	543,323	308,767
Loans, net of deferred fees and costs	936,415	1,061,211
Allowance for loan losses	(5,552)	(5,984)
Loans, net	930,863	1,055,227
Premises and equipment, net	17,808	25,093
Assets held for sale	965	-
Bank owned life insurance	38,552	31,234
Goodwill	7,768	8,140
Core deposit intangible, net	6,586	8,271
Other intangible assets, net	-	274
Other real estate owned, net	-	611
Right of use asset, net	6,536	7,583
Deferred tax asset, net	17,165	4,840
Accrued interest receivable and other assets	13,151	13,304
Total assets	$1,622,853	$1,972,184
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$495,649	$522,281
Interest-bearing	399,983	446,314
Money market and savings deposit accounts	467,600	665,530
Certificates of deposit and other time deposits	115,106	162,045
Total deposits	1,478,338	1,796,170
Junior subordinated debt, net	3,413	3,367
Lease liability	6,173	7,108
Accrued interest payable and other liabilities	1,513	3,552
Total liabilities	1,489,437	1,810,197
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,214	13,178
Capital surplus	105,344	104,584
Retained earnings	63,482	46,436
Accumulated other comprehensive loss	(48,624)	(2,211)
Total shareholders' equity	133,416	161,987
Total liabilities and shareholders' equity	$1,622,853	$1,972,184
Common shares outstanding	5,337,271	5,308,335
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest and dividend income:
Loans, including fees	$11,828	$11,995	$44,231	$43,899
Federal funds sold	426	61	1,088	139
Other interest-bearing deposits	494	139	1,467	233
Investment securities:
Taxable	3,116	804	8,416	2,810
Tax exempt	324	292	1,249	1,021
Dividends	88	49	280	170
Total interest and dividend income	16,276	13,340	56,731	48,272

Interest expense:
Demand and savings deposits	682	710	2,327	2,308
Certificates and other time deposits	158	222	657	1,108
Junior subordinated debt	52	49	200	(132)
Total interest expense	892	981	3,184	3,284
Net interest income	15,384	12,359	53,547	44,988
Provision for loan losses	136	537	106	1,014
Net interest income after provision for loan losses	15,248	11,822	53,441	43,974

Noninterest income:
Wealth management fees	721	1,455	2,440	3,508
Advisory and brokerage income	131	246	770	1,154
Deposit account fees	433	477	1,799	1,459
Debit/credit card and ATM fees	648	509	2,794	2,070
Earnings/increase in value of bank owned life insurance	254	201	963	708
Resolution of commercial dispute	-	-	2,400	-
Gain on sale of business line	404	-	404	-
Gains (losses) on sale of assets, net	(74)	1	1,043	81
Other	411	139	1,048	1,485
Total noninterest income	2,928	3,028	13,661	10,465

Noninterest expense:
Salaries and employee benefits	4,191	4,424	17,260	16,129
Net occupancy	729	932	4,526	3,575
Equipment	111	305	897	966
Bank franchise tax	304	214	1,216	1,136
Computer software	229	276	1,136	1,020
Data processing	805	620	2,954	2,793
FDIC deposit insurance assessment	90	264	511	858
Marketing, advertising and promotion	351	216	1,224	922
Merger and merger-related expenses	-	(664)	-	7,423
Plastics expense	72	389	394	978
Professional fees	306	244	1,357	1,117
Core deposit intangible amortization	403	544	1,684	1,389
Impairment on assets held for sale	242	-	242	-
Other	1,683	1,160	5,155	4,216
Total noninterest expense	9,516	8,924	38,556	42,522

Income before income taxes	8,660	5,926	28,546	11,917
Provision for income taxes	1,603	707	5,108	1,846
Net income	$7,057	$5,219	$23,438	$10,071
Net income per common share, basic	$1.32	$0.98	$4.40	$2.16

Net income per common share, diluted	$1.32	$0.98	$4.38	$2.14
Weighted average common shares outstanding, basic	5,333,902	5,308,108	5,324,740	4,668,761
Weighted average common shares outstanding, diluted	5,362,220	5,338,088	5,351,358	4,695,405

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Common Share Data:
Net income per weighted average share, basic	$1.32	$1.08	$1.07	$0.93	$0.98
Net income per weighted average share, diluted	$1.32	$1.08	$1.06	$0.92	$0.98
Weighted average shares outstanding, basic	5,333,902	5,326,543	5,326,271	5,311,983	5,308,108
Weighted average shares outstanding, diluted	5,362,220	5,348,900	5,347,008	5,343,564	5,338,088
Actual shares outstanding	5,327,271	5,327,271	5,326,271	5,326,271	5,308,335
Tangible book value per share at period end	$22.36	$20.77	$22.24	$24.37	$27.36

Key Ratios:
Return on average assets [1]	1.65%	1.30%	1.27%	1.03%	1.06%
Return on average equity [1]	22.23%	16.50%	16.16%	12.53%	12.86%
Net interest margin (FTE) [2]	3.91%	3.47%	3.02%	2.59%	2.72%
Efficiency ratio (FTE) [3]	51.7%	57.0%	58.3%	62.0%	57.7%
Loan-to-deposit ratio	63.3%	59.0%	60.1%	56.8%	59.1%

Net Interest Income:
Net interest income	$15,384	$14,277	$12,461	$11,425	$12,359
Net interest income (FTE) [2]	$15,470	$14,361	$12,543	$11,490	$12,437

Capital Ratios:
Tier 1 leverage ratio	9.77%	9.17%	8.79%	8.03%	7.61%
Total risk-based capital ratio	17.64%	16.97%	16.51%	15.66%	14.56%

Assets and Asset Quality:
Average earning assets	$1,568,765	$1,644,124	$1,668,471	$1,802,461	$1,817,010
Average gross loans	$938,740	$959,086	$984,883	$1,031,593	$1,088,278
Paycheck Protection Program loans, end of period	$234	$254	$1,925	$9,976	$24,482
Fair value mark on acquired loans	$15,887	$17,046	$17,502	$17,920	$18,466

Allowance for loan losses:
Beginning of period	$5,485	$5,503	$5,834	$5,984	$5,623
Provision for (recovery of) loan losses	136	39	(217)	148	537
Charge-offs	(472)	(119)	(191)	(473)	(230)
Recoveries	403	62	77	175	54
Net charge-offs	(69)	(57)	(114)	(298)	(176)
End of period	$5,552	$5,485	$5,503	$5,834	$5,984

Non-accrual loans [4]	$673	$607	$511	$518	$495
Loans 90 days or more past due and still accruing [5]	705	859	626	837	800
OREO	-	-	-	611	611
Total nonperforming assets (NPA)	$1,378	$1,466	$1,137	$1,966	$1,906

NPA as a % of total assets	0.08%	0.08%	0.07%	0.10%	0.10%
NPA as a % of gross loans plus OREO	0.15%	0.16%	0.12%	0.20%	0.18%
ALLL to gross loans	0.59%	0.58%	0.57%	0.58%	0.56%
ALLL + fair value mark to gross loans (non-GAAP)	2.29%	2.38%	2.39%	2.35%	2.30%
Non-accruing loans to gross loans [4]	0.07%	0.06%	0.05%	0.05%	0.05%
Net charge-offs to average loans [1]	0.03%	0.02%	0.05%	0.12%	0.06%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2022			December 31, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$471,566	$3,204	2.72%	$225,757	$853	1.51%
Tax Exempt Securities [1]	67,090	410	2.44%	63,083	370	2.35%
Total Securities [1]	538,656	3,614	2.68%	288,840	1,223	1.69%
Loans:
Real Estate	820,751	10,322	4.99%	923,040	10,456	4.49%
Commercial	71,730	785	4.34%	109,024	846	3.08%
Consumer	46,259	721	6.18%	56,214	693	4.89%
Total Loans	938,740	11,828	5.00%	1,088,278	11,995	4.37%
Fed Funds Sold	46,042	426	3.67%	152,435	61	0.16%
Other interest-bearing deposits	45,327	494	4.32%	287,457	139	0.19%
Total Earning Assets	1,568,765	16,362	4.14%	1,817,010	13,418	2.93%
Less: Allowance for Loan Losses	(5,395)			(5,704)
Total Non-Earning Assets	135,015			140,539
Total Assets	$1,698,385			$1,951,845

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$403,570	$55	0.05%	$421,372	$70	0.07%
Money Market and Savings Deposits	500,397	627	0.50%	660,438	639	0.38%
Time Deposits	125,334	158	0.50%	162,584	222	0.54%
Total Interest-Bearing Deposits	1,029,301	840	0.32%	1,244,394	931	0.30%
Borrowings	2	—	—	—	—	—
Junior subordinated debt	3,406	52	6.06%	3,360	50	5.90%
Total Interest-Bearing Liabilities	1,032,709	892	0.34%	1,247,754	981	0.31%
Non-Interest-Bearing Liabilities:
Demand deposits	531,719			532,397
Other liabilities	8,019			10,741
Total Liabilities	1,572,447			1,790,892
Shareholders' Equity	125,938			160,953
Total Liabilities & Shareholders' Equity	$1,698,385			$1,951,845
Net Interest Income (FTE)		$15,470			$12,437
Interest Rate Spread [2]			3.80%			2.62%
Cost of Funds			0.23%			0.22%
Interest Expense as a Percentage of Average Earning Assets			0.23%			0.21%
Net Interest Margin (FTE) [3]			3.91%			2.72%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2022			December 31, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$373,680	$8,696	2.33%	$198,450	$2,980	1.50%
Tax Exempt Securities [1]	65,861	1,582	2.40%	53,716	1,292	2.41%
Total Securities [1]	439,541	10,278	2.34%	252,166	4,272	1.69%
Loans:
Real Estate	847,238	38,011	4.49%	808,707	35,303	4.37%
Commercial	81,410	3,583	4.40%	145,462	5,731	3.94%
Consumer	49,619	2,637	5.31%	63,039	2,865	4.54%
Total Loans	978,267	44,231	4.52%	1,017,208	43,899	4.32%
Fed Funds Sold	100,033	1,088	1.09%	109,104	139	0.13%
Other interest-bearing deposits	161,260	1,467	0.91%	160,960	233	0.14%
Total Earning Assets	1,679,101	57,064	3.40%	1,539,438	48,543	3.15%
Less: Allowance for Loan Losses	(5,702)			(5,297)
Total Non-Earning Assets	124,525			115,193
Total Assets	$1,797,924			$1,649,334

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$409,504	$230	0.06%	$355,419	$261	0.07%
Money Market and Savings Deposits	563,374	2,097	0.37%	529,027	2,047	0.39%
Time Deposits	144,564	657	0.45%	152,211	1,108	0.73%
Total Interest-Bearing Deposits	1,117,442	2,984	0.27%	1,036,657	3,416	0.33%
Borrowings	—	—	—	23,700	(280)	-1.18%
Junior subordinated debt	3,389	200	5.90%	2,565	148	5.77%
Total Interest-Bearing Liabilities	1,120,831	3,184	0.28%	1,062,922	3,284	0.31%
Non-Interest-Bearing Liabilities:
Demand deposits	526,389			434,989
Other liabilities	9,581			10,875
Total Liabilities	1,656,801			1,508,786
Shareholders' Equity	141,123			140,548
Total Liabilities & Shareholders' Equity	$1,797,924			$1,649,334
Net Interest Income (FTE)		$53,880			$45,259
Interest Rate Spread [2]			3.11%			2.84%
Cost of Funds			0.19%			0.22%
Interest Expense as a Percentage of Average Earning Assets			0.19%			0.21%
Net Interest Margin (FTE) [3]			3.21%			2.94%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Fully tax-equivalent measures
Net interest income	$15,384	$14,277	$12,461	$11,425	$12,359
Fully tax-equivalent adjustment	86	83	82	65	78
Net interest income (FTE) [1]	$15,470	$14,360	$12,543	$11,490	$12,437

Efficiency ratio [2]	52.0%	57.3%	58.6%	62.3%	58.0%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	51.7%	57.0%	58.3%	62.0%	57.7%

Net interest margin	3.89%	3.45%	3.00%	2.57%	2.70%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.91%	3.47%	3.02%	2.59%	2.72%

	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Other financial measures
ALLL to gross loans	0.59%	0.58%	0.57%	0.58%	0.56%
Impact of acquired loans and fair value mark	0.31%	0.32%	0.34%	0.37%	0.39%
ALLL to gross loans, excluding acquired loans and fair value mark (non-GAAP)	0.90%	0.90%	0.91%	0.95%	0.95%

ALLL to gross loans	0.59%	0.58%	0.57%	0.58%	0.56%
Fair value mark to gross loans	1.70%	1.80%	1.82%	1.77%	1.74%
ALLL + fair value mark to gross loans (non-GAAP)	2.29%	2.38%	2.39%	2.35%	2.30%

Book value per share	$25.05	$23.65	$25.20	$27.42	$30.50
Impact of intangible assets	(2.69)	(2.88)	(2.96)	(3.05)	$(3.14)
Tangible book value per share (non-GAAP)	$22.36	$20.77	$22.24	$24.37	$27.36

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN ANNUAL NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Twelve Months Ended
	December 31, 2022	December 31, 2021
Fully tax-equivalent measures
Net interest income	$53,547	$44,988
Fully tax-equivalent adjustment	333	271
Net interest income (FTE) [1]	$53,880	$45,259

Efficiency ratio [2]	57.4%	76.7%
Fully tax-equivalent adjustment	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	57.1%	76.3%

Net interest margin	3.19%	2.92%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.21%	2.94%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.